UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report

pursuant to section 13 or 15(D)

of the securities exchange act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Bayview Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41890	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Ave, Suite 2446

New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (347) 627-0058

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	BAYAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BAYA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	BAYAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 19, 2026, Bayview Acquisition Corp, a Cayman Islands exempted corporation (the “Company”), received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff had determined to delist the Company’s securities from Nasdaq (the “Notice”).

On December 16, 2025, the Company submitted an application to transfer its listing of its ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), its units (the “Units”), and its rights, with each right entitling the holder thereof to one-tenth of one Ordinary Share (the “Rights,” and together with the Ordinary Shares and Units, the “Securities”) from The Nasdaq Global Market to The Nasdaq Capital Market.

In connection with the Notice, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the determination. The hearing was conducted via video conference on March 31, 2026 at 11:00 a.m. Eastern Time.

On April 22, 2026, the Company received written notice of the Panel’s decision (the “Panel Decision”), granting the Company’s request for continued listing on Nasdaq, subject to the following conditions:

1.	On or before April 24, 2026, Staff shall transfer the Company to The Nasdaq Capital Market; and

2.	On or before June 19, 2026, the Company shall close its business combination with Oabay Inc. (“Oabay”) and demonstrate compliance with the initial listing rules of Nasdaq.

Accordingly, effective as of the open of trading on April 24, 2026, the Company’s Securities were transferred to The Nasdaq Capital Market. The Nasdaq Capital Market is one of the three market tiers for Nasdaq-listed stock and is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market. The Securities will continue to trade under the symbols “BAYA,” “BAYAU” and “BAYAR” and the Company does not expect the transfer to the Nasdaq Capital Market to have any material impact on the trading of its Securities.

The Panel reserves the right to reconsider the terms of the exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The Company is required during the exception period to provide prompt notification of any significant events that may affect the Company’s compliance with Nasdaq requirements, including any event that may call into question the Company’s ability to meet the terms of the exception granted.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision. A written request for review must be received within 15 days from the date of the Panel Decision. The Council may also, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision.

There can be no assurance that the Company will be able to satisfy the conditions of the Panel Decision, close the business combination with Oabay, or otherwise demonstrate compliance with applicable Nasdaq listing rules by the deadlines set forth in the Panel Decision.

Item 7.01. Regulation FD Disclosure.

On April 24, 2026, the Company issued a press release (the “Press Release”) regarding the Panel Decision. The information included in the Press Release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including the Company’s ability to satisfy the conditions of the Panel Decision, close the business combination with Oabay by the June 19, 2026 deadline, and demonstrate compliance with Nasdaq listing rules. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release of the Company, issued April 24, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYVIEW ACQUISITION CORP

Date: April 24, 2026	By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Chief Executive Officer

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